Exhibit 3.2

BYLAWS

OF

CATALENT, INC.

(Last revised OCTOBER 31, 2018)
ARTICLE I

Offices

Section 1.01    Registered Office. The registered office and registered agent of Catalent, Inc. (the “Corporation”) in the State of Delaware shall be as set forth in the Certificate of Incorporation (as defined below). The Corporation may also have offices in such other places in the United States or elsewhere (and may change the Corporation’s registered agent) as the Board of Directors may, from time to time, determine or as the business of the Corporation may require as determined by any officer of the Corporation.

ARTICLE II

Meetings of Stockholders

Section 2.01    Annual Meetings. Annual meetings of stockholders may be held at such place, if any, either within or without the State of Delaware, and at such time and date as the Board of Directors shall determine and state in the notice of meeting. The Board of Directors may, in its sole discretion, determine that meetings of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as described in Section 2.11 in accordance with Section 211(a)(2) of the General Corporation Law of the State of Delaware, as amended (the “DGCL”). The Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors.

Section 2.02    Special Meetings. Special meetings of the stockholders may only be called in the manner provided in the Corporation’s certificate of incorporation as then in effect (as the same may be amended and/or restated from time to time, the “Certificate of Incorporation”) and may be held at such place, if any, either within or without the State of Delaware, and at such time and date as the Board of Directors or the Chair of the Board of Directors shall determine and state in the notice of meeting. The Board of Directors may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board of Directors or the Chair of the Board of Directors.

Section 2.03    Notice of Stockholder Business and Nominations.

(A)Annual Meetings of Stockholders.

(1)Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto) delivered pursuant to Section 2.04, (b) by or at the direction of the Board of Directors or any authorized committee thereof, (c) by any stockholder of the Corporation who is entitled to vote at the meeting and has complied with the notice procedures set forth in paragraphs (A)(2) and (A)(3) of this Section 2.03 and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation, or (d) by any stockholder of the Corporation that is entitled to vote at the meeting who has complied with the procedures set forth in Section 2.13.

(2)For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section 2.03, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, and, in the case of business other than nominations of persons for election to the Board of Directors, such other business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days, or delayed by more than seventy (70) days, from the anniversary date of the previous year’s meeting, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than one hundred twenty (120) days prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Public announcement of an adjournment or postponement of an annual meeting shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice. Notwithstanding anything in this Section 2.03(A)(2) to the contrary, if the number of directors to be elected to the Board of Directors at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) calendar days prior to the first anniversary of the prior year’s annual meeting of stockholders, then a stockholder’s notice required by this Section shall be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Secretary of the Corporation not later than the close of business on the tenth (10th) calendar day following the day on which such public announcement is first made by the Corporation.

(3)Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or any successor provision thereto), and the rules and regulations promulgated thereunder, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these Bylaws or any other document governing the affairs of the Corporation, the Board of Directors or any committee thereof, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books and records, and of such beneficial owner, (ii) the class or series and number of shares of capital stock of the Corporation which are owned, directly or indirectly, beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that the stockholder is a holder of record of the stock of the Corporation at the time of the giving of the notice, will be entitled to vote at such meeting and will appear in person or by proxy at the meeting to propose such business or nomination, (iv) a representation whether the stockholder or the beneficial owner, if any, will be or is part of a group which will (x) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination, (v) a certification regarding whether such stockholder and beneficial owner, if any, have complied with all applicable federal, state and other legal requirements in connection with the stockholder’s and/or beneficial owner’s acquisition of shares of capital stock or other securities of the Corporation and/or the stockholder’s and/or beneficial owner’s acts or omissions as a stockholder of the Corporation and (vi) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act (or any successor provision thereto) and the rules and regulations promulgated thereunder; (d) a description of any agreement, arrangement or understanding with respect to the nomination or proposal and/or the voting of shares of any class or series of stock of the Corporation between or among the stockholder giving the notice, the beneficial owner, if any, on whose behalf the nomination or proposal is made, any of their respective affiliates or associates and/or any others acting in concert with any of the foregoing (collectively, “proponent persons”); and (e) a description of any agreement, arrangement or understanding (including, without limitation, any contract to purchase or sell, acquisition or grant of any option, right or warrant to purchase or sell, swap or other instrument) to which any proponent person is a party, the intent or effect of which may be (i) to transfer to or from any proponent person, in whole or in part, any of the economic consequences of ownership of any security of the Corporation, (ii) to increase or decrease the voting power of any proponent person with respect to shares of any class or series of stock of the Corporation and/or (iii) to provide any proponent person, directly or indirectly, with the opportunity to profit or share in any profit derived from, or to otherwise benefit economically from, any increase or decrease in the value of any security of the Corporation. A stockholder providing notice of a proposed nomination for election to the Board of Directors or other business proposed to be brought before a meeting (whether given pursuant to this paragraph (A)(3) or paragraph (B) of this Section 2.03) shall update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct (x) as of the record date for determining the stockholders entitled to notice of the meeting and (y) as of the date that is fifteen (15) days prior to the meeting or any adjournment or postponement thereof, provided that if the record date for determining the stockholders entitled to vote at the meeting is less than fifteen (15) days prior to the meeting or any adjournment or postponement thereof, the information shall be supplemented and updated as of such later date. Any such update and supplement shall be delivered in writing to the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) days after the record date for determining the stockholders entitled to notice of the meeting (in the case of any update and supplement required to be made as of the record date for determining the stockholders entitled to notice of the meeting), not later than ten (10) days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update or supplement required to be made as of fifteen (15) days prior to the meeting or adjournment or postponement thereof) and not later than five (5) days after the record date for determining the stockholders entitled to vote at the meeting, but no later than the date prior to the meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of a date less than fifteen (15) days prior the date of the meeting or any adjournment or postponement thereof). The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation and to determine the independence of such director under the Exchange Act and rules and regulations thereunder and applicable stock exchange rules. For purposes of this paragraph (A)(3) of this Section 2.03, the terms “affiliate” and “associate” shall have the meanings set forth in the Certificate of Incorporation.

(B)Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or any committee thereof, or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is entitled to vote at the meeting and complies with the notice procedures set forth in this Section 2.03 and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting if the stockholder’s notice as required by paragraph (A)(2) of this Section 2.03 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(C)General. (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.03 or Section 2.13 shall be eligible to serve as directors and only such business shall be conducted at an annual or special meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chair of the meeting shall, in addition to making any other determination that may be appropriate for the conduct of the meeting, have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall be disregarded. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chair of the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chair of the meeting shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chair of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chair of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants and on shareholder approvals. Notwithstanding the foregoing provisions of this Section 2.03, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.03, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. Unless and to the extent determined by the Board of Directors or the chair of the meeting, a meeting of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

(2)    Whenever used in these Bylaws, “public announcement” shall mean disclosure (a) in a press release released by the Corporation, provided such press release is released by the Corporation following its customary procedures, is reported by the Dow Jones News Service, Associated Press, Business Wire or comparable national news service, or is generally available on internet news sites, or (b) in a document publicly filed by the Corporation with the United States Securities and Exchange Commission (the “SEC”) pursuant to Section 13, 14 or 15(d) of the Exchange Act (or any successor provisions thereto) and the rules and regulations promulgated thereunder.

(3)    Notwithstanding the foregoing provisions of this Section 2.03, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.03; provided, however, that, to the fullest extent permitted by law, any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to these Bylaws (including, without limitation, paragraphs (A)(1)(c) and (B) hereof and Section 2.13), and compliance with paragraphs (A)(1)(c) and (B) of this Section 2.03 or with Section 2.13 shall be the exclusive means for a stockholder to make nominations or submit other business. Nothing in these Bylaws shall be deemed to affect any rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances.

Section 2.04    Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a timely notice in writing or by electronic transmission, in the manner provided in Section 232 of the DGCL, of the meeting, which shall state the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purposes for which the meeting is called, shall be mailed to or transmitted electronically by the Secretary of the Corporation to each stockholder of record entitled to vote thereat as of the record date for determining the stockholders entitled to notice of the meeting. Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting.

Section 2.05    Quorum. Unless otherwise required by law, the Certificate of Incorporation or the rules of any stock exchange upon which the Corporation’s securities are listed, the holders of record of a majority of the voting power of the issued and outstanding shares of capital stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders. Notwithstanding the foregoing, where a separate vote by a class or series or classes or series is required, a majority in voting power of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on that matter. Once a quorum is present to organize a meeting, it shall not be broken by the subsequent withdrawal of any stockholders.

Section 2.06    Voting. Except as otherwise provided by or pursuant to the provisions of the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy in any manner provided by applicable law, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date. Unless required by the Certificate of Incorporation or applicable law, or determined by the chair of the meeting to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by such stockholder’s proxy, if there be such proxy. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the voting power of the shares of stock present in person or represented by proxy and entitled to vote on the subject matter shall decide any question brought before such meeting, unless the question is one upon which, by express provision of applicable law, of the rules or regulations of any stock exchange on which the Corporation’s securities are listed, of any regulation applicable to the Corporation or its securities, of the Certificate of Incorporation or of these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Notwithstanding the foregoing sentence and subject to the Certificate of Incorporation, a nominee for director shall be elected to the Board of Directors by the affirmative vote of a majority of the votes cast in respect of the shares present in person or represented by proxy at any annual or special meeting of stockholders for the election of directors and entitled to vote on the election of directors (meaning the number of shares voted for a nominee for director must exceed the total number of shares voted against such nominee for director, with abstentions and broker non-votes not counted as a vote cast either for or against that nominee for director’s election); provided, however, that if as of the tenth (10th) day preceding the date the Corporation first mails its notice of meeting to the Corporation’s stockholders for such annual or special meeting of stockholders for the election of directors, the number of nominees for director exceeds the number of directors to be elected (a “Contested Election Meeting”), directors shall be elected by a plurality of the votes cast in respect of the shares present in person or represented by proxy at such Contested Election Meeting and entitled to vote on the election of directors.

Section 2.07    Chair of Meetings. The Chair of the Board of Directors, if one is elected, or, in the absence or disability of the Chair of the Board of Directors, the Chief Executive Officer of the Corporation, or in the absence of the Chair of the Board of Directors and the Chief Executive Officer, a person designated by the Board of Directors shall be the chair of the meeting and, as such, preside at all meetings of the stockholders.

Section 2.08    Secretary of Meetings. The Secretary of the Corporation shall act as secretary at all meetings of the stockholders. In the absence or disability of the Secretary of the Corporation, the chair of the meeting shall appoint a person to act as secretary at such meeting.

Section 2.09    Consent of Stockholders in Lieu of Meeting. Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote only to the extent permitted by and in the manner provided in the Certificate of Incorporation and in accordance with applicable law.

Section 2.10    Adjournment. At any meeting of stockholders of the Corporation, if less than a quorum be present, the chair of the meeting or stockholders holding a majority in voting power of the shares of stock of the Corporation, present in person or by proxy and entitled to vote thereat, shall have the power to adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present. Any business may be transacted at the adjourned meeting that might have been transacted at the meeting originally noticed. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date so fixed for notice of such adjourned meeting.

Section 2.11    Remote Communication. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication:

(a)participate in a meeting of stockholders; and

(b)be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided, that

(i)the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder;

(ii)the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and

(iii)if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 2.12    Inspectors of Election. The Corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the chair of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

Section 2.13    Stockholder Nominations Included in the Corporation’s Proxy Materials.

(A)Nominations.

(1)Subject to the provisions of this Section 2.13, if expressly requested in the relevant Nomination Notice (as defined below), the Corporation shall include in its proxy statement for any annual meeting of stockholders at which directors may be elected:

(i)the names of any person or persons nominated for election to the Board of Directors (each, a “Stockholder Nominee”), which shall also be included on the Corporation’s form of proxy and ballot, by any Eligible Holder (as defined below) or group of up to twenty (20) Eligible Holders that has (individually and, in the case of a group, collectively) satisfied, as determined by the Board of Directors, all applicable conditions and complied with all applicable procedures set forth in this Section 2.13 (such Eligible Holder or group of Eligible Holders being a “Nominating Stockholder”);

(ii)disclosure about each Stockholder Nominee and the Nominating Stockholder required under the rules of the SEC or other applicable law to be included in the proxy statement; and

(iii)any statement (the “Supporting Statement”) included by the Nominating Stockholder in the Nomination Notice for inclusion in the proxy statement in support of each Stockholder Nominee’s election to the Board of Directors (subject, without limitation, to Section 2.13(F)(2)), if such statement does not exceed five hundred (500) words and fully complies with Section 14 of the Exchange Act and the rules and regulations thereunder, including, without limitation, Rule 14a-9 promulgated thereunder (or any successor provisions to any of the foregoing).

(2)The Corporation may include in its proxy statement any other information that the Corporation or the Board of Directors determines, in its discretion, to include in the proxy statement relating to the nomination of each Stockholder Nominee, including, without limitation, any statement in opposition to the nomination, any of the information provided pursuant to this Section 2.13 and any solicitation materials or related information with respect to a director nominee.

(B)Eligibility Determinations. For purposes of this Section 2.13, any determination to be made by the Board of Directors may be made by the Board of Directors, a committee of the Board of Directors, or any officer of the Corporation designated by the Board of Directors or a committee of the Board of Directors, and any such determination shall be final and binding on the Corporation, any Eligible Holder, any Nominating Stockholder, any Stockholder Nominee and any other person. Notwithstanding anything to the contrary set forth in the preceding sentence, the chair of any annual meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power to determine whether a Stockholder Nominee has been nominated in accordance with the requirements of this Section 2.13 and, if not so nominated, shall direct and declare at the meeting that such Stockholder Nominee shall not be considered.

(C)Maximum Number.

(1)The Corporation shall not be required to include in the proxy statement for any annual meeting of stockholders at which directors may be elected more Stockholder Nominees than that number of directors constituting the greater of (x) two (2) or (y) twenty percent (20%) of the total number of directors of the Corporation on the last day on which a Nomination Notice may be submitted pursuant to this Section 2.13 (rounded down to the nearest whole number) (the “Maximum Number”). The Maximum Number for a particular meeting shall be reduced by: (a) Stockholder Nominees whom the Board of Directors itself decides to nominate for election at such annual meeting; (b) Stockholder Nominees who cease to satisfy the eligibility requirements in this Section 2.13, as determined by the Board of Directors; and (c) Stockholder Nominees whose nomination is withdrawn by the applicable Nominating Stockholder or who become unwilling to serve on the Board of Directors. In the event that one or more vacancies for any reason occurs on the Board of Directors after the deadline for submitting a Nomination Notice as set forth in Section 2.13(E) but before the date of the annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Maximum Number shall be calculated based on the number of directors in office as so reduced.

(2)If, after the deadline for submitting a Nomination Notice as set forth in Section 2.13(E), the number of Stockholder Nominees proposed pursuant to this Section 2.13 for any annual meeting of stockholders exceeds the Maximum Number then, promptly upon notice from the Corporation, each Nominating Stockholder will select one Stockholder Nominee for inclusion in the proxy statement until the Maximum Number is reached, going in order of the amount (largest to smallest) of the ownership position as disclosed in each Nominating Stockholder’s Nomination Notice, with the process repeated if the Maximum Number is not reached after each Nominating Stockholder has selected one Stockholder Nominee. After the identity (or identities) of the Maximum Number of Stockholder Nominees has been determined pursuant to the immediately preceding sentence, each other person previously proposed as a Stockholder Nominee in accordance with this Section 2.13 shall cease to qualify as a Stockholder Nominee for all purposes of this Section 2.13. If, after the deadline for submitting a Nomination Notice as set forth in Section 2.13(E): a Nominating Stockholder or a Stockholder Nominee ceases to satisfy the eligibility requirements in this Section 2.13, as determined by the Board of Directors; a Nominating Stockholder withdraws its nomination; or a Stockholder Nominee becomes unwilling to serve on the Board of Directors, whether before or after the mailing or other distribution of the definitive proxy statement, then the nomination shall be disregarded, and the Corporation: (a) shall not be required to include in its proxy statement or on any ballot or form of proxy the disregarded Stockholder Nominee or any successor or replacement nominee proposed by the Nominating Stockholder or by any other Nominating Stockholder; and (b) may otherwise communicate to its stockholders, including, without limitation, by amending or supplementing its proxy statement or ballot or form of proxy, that a Stockholder Nominee who has failed to continuously satisfy the eligibility requirements in this Section 2.13 will not be included as a nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the annual meeting.

(D)Eligible Holders.

(1)An “Eligible Holder” is a person who has either (a) been a stockholder of record of the shares of capital stock used to satisfy the eligibility requirements in this Section 2.13(D) continuously for the three-year period specified in subsection (2) below or (b) provides to the Secretary of the Corporation, within the time period referred to in Section 2.13(E), evidence of continuous ownership of such shares for such three-year period from one or more securities intermediaries in a form that the Board of Directors determines would be deemed acceptable for purposes of a shareholder proposal under Rule 14a-8(b)(2) under the Exchange Act (or any successor rule thereto).

(2)An Eligible Holder or group of up to twenty (20) Eligible Holders may submit a nomination in accordance with this Section 2.13 only if the person or group (in the aggregate) has continuously owned at least the Minimum Number (as defined below) of shares of the Corporation’s capital stock throughout the three-year period preceding and including the date of submission of the Nomination Notice, and continues to own at least the Minimum Number through the date of the annual meeting. Two or more funds that are (a) under common management and investment control, (b) under common management and funded primarily by a single employer, or (c) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended (or any successor provision thereto), shall be treated as one Eligible Holder if such Eligible Holder shall provide together with the Nomination Notice documentation reasonably satisfactory to the Corporation that demonstrates that the funds meet the criteria set forth in clauses (a), (b), or (c) of this Section 2.13(D)(2). For the avoidance of doubt, in the event of a nomination by a group of Eligible Holders, any and all requirements and obligations for an individual Eligible Holder that are set forth in this Section 2.13, including, without limitation, the minimum holding period, shall apply to each member of such group; provided, however, that the Minimum Number shall apply to the ownership of the group in the aggregate. Should any stockholder cease to satisfy the eligibility requirements in this Section 2.13, as determined by the Board of Directors, or withdraw from a group of Eligible Holders at any time prior to the annual meeting of stockholders, the group of Eligible Holders shall only be deemed to own the shares held by the remaining members of the group.

(3)The “Minimum Number” of shares of the Corporation’s capital stock means 3% of the number of outstanding shares of capital stock as of the most recent date for which such amount is given in any filing by the Corporation with the SEC prior to the submission of the Nomination Notice.

(4)For purposes of this Section 2.13, an Eligible Holder “owns” only those outstanding shares of the Corporation as to which the Eligible Holder possesses both: (a) the full voting and investment rights pertaining to the shares; and (b) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided, that the number of shares calculated in accordance with clauses (a) and (b) shall not include any shares: (I) purchased or sold by such Eligible Holder or any of its affiliates in any transaction that has not been settled or closed, (II) sold short by such Eligible Holder, (III) borrowed by such Eligible Holder or any of its affiliates for any purpose or purchased by such Eligible Holder or any of its affiliates pursuant to an agreement to resell or subject to any other obligation to resell to another person, or (IV) subject to any option, warrant, forward contract, swap, contract of sale, other derivative, or similar agreement entered into by such Eligible Holder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of: (x) reducing in any manner, to any extent or at any time in the future, such Eligible Holder’s or any of its affiliates’ full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting, or altering to any degree, gain or loss arising from the full economic ownership of such shares by such Eligible Holder or any of its affiliates. An Eligible Holder “owns” shares held in the name of a nominee or other intermediary so long as the Eligible Holder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has delegated any voting power by means of a proxy, power of attorney, or other similar instrument or arrangement that is revocable at any time by the Eligible Holder. An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has loaned such shares provided that the Eligible Holder has recalled such loaned shares as of the date of the Nomination Notice and continues to hold such shares through the date of the annual meeting. The terms “owned,” “owning,” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the Corporation are “owned” for these purposes may be determined by the Board of Directors at any time after the Corporation’s receipt of a Nomination Notice pursuant to this Section 2.13 or by the chair of any annual meeting of stockholders at or prior to such annual meeting.

(5)No Eligible Holder shall be permitted to be in more than one group constituting a Nominating Stockholder, and if any Eligible Holder appears as a member of more than one group, it shall be deemed to be a member of the group that has the largest ownership position as reflected in the Nomination Notice.

(E)Nomination Notices. To nominate a Stockholder Nominee, the Nominating Stockholder must, no earlier than one hundred fifty (150) calendar days and no later than one hundred twenty (120) calendar days before the first anniversary of the date that the Corporation mailed its proxy statement for the prior year’s annual meeting of stockholders, submit to the Secretary of the Corporation all of the following information and documents (collectively, the “Nomination Notice”); provided, however, that if (and only if) the annual meeting is not scheduled to be held within a period that commences thirty (30) days before the first anniversary of the date of the prior year’s annual meeting of stockholders and ends thirty (30) days after such anniversary date (an annual meeting date outside such period being referred to herein as an “Other Meeting Date”), the Nomination Notice shall be given in the manner provided herein by the later of the close of business on the date that is one hundred eighty (180) days prior to such Other Meeting Date or the tenth (10th) day following the date such Other Meeting Date is first publicly announced or disclosed:

(1)A Schedule 14N (or any successor form) relating to each Stockholder Nominee, as completed and filed with the SEC by the Nominating Stockholder, in accordance with SEC rules;

(2)A written notice, in a form deemed satisfactory by the Board of Directors, of the nomination of each Stockholder Nominee that includes the following information, agreements and representations by the Nominating Stockholder (including each group member): (a) the information required with respect to the nomination of directors pursuant to Section 2.03(A)(3); (b) the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item thereto) if it existed on the date of submission of the Schedule 14N; (c) a representation that the Nominating Stockholder acquired the securities of the Corporation in the ordinary course of business and did not acquire, and is not holding, securities of the Corporation for the purpose or with the effect of influencing or changing control of the Corporation; (d) a representation that such Stockholder Nominee’s candidacy or, if elected, board membership would not violate applicable state or federal law or the rules or guidelines of any stock exchange on which the Corporation’s securities are listed; (e) a representation that each Stockholder Nominee: (I) does not have any direct or indirect relationship with the Corporation that would cause the Stockholder Nominee to be considered not independent pursuant to the Corporation’s Corporate Governance Guidelines as most recently published on its website and otherwise qualifies as independent under the rules or guidelines of the primary stock exchange on which the Corporation’s shares of capital stock are listed; (II) meets the audit committee and compensation committee independence requirements under the rules of the primary stock exchange on which the Corporation’s shares of capital stock are listed; (III) is a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule thereto); (IV) is an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision thereto); (V) meets the director qualification standards set forth in the Corporation’s Corporate Governance Guidelines; and (VI) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule thereto) under the Securities Act of 1933, as amended, or Item 401(f) of Regulation S-K (or any successor item thereto) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of such Stockholder Nominee; (f) a representation that the Nominating Stockholder satisfies the eligibility requirements set forth in Section 2.13(D) and has provided evidence of ownership to the extent required by Section 2.13(D)(1); (g) a representation that the Nominating Stockholder intends to continue to satisfy the eligibility requirements described in Section 2.13(D) through the date of the meeting and a statement regarding the Nominating Stockholder’s intent with respect to continued ownership of the Minimum Number of shares of the Corporation’s outstanding capital stock for at least one year following the meeting; (h) details of any position of a Stockholder Nominee as an officer or director of any competitor of the Corporation (that is, any entity that produces products or provides services that compete with or are alternatives to the products produced or services provided by the Corporation or its affiliates), within the three years preceding the submission of the Nomination Notice; (i) a representation that the Nominating Stockholder will not engage in a “solicitation” within the meaning of Rule 14a-1(l) (or any successor rule thereto) under the Exchange Act (without reference to the exception in Rule 14a-1(l)(2)(iv) (or any successor rule thereto)) with respect to the annual meeting for which such nomination is being proposed, other than with respect to a Stockholder Nominee or any nominee of the Board of Directors; (j) a representation that the Nominating Stockholder will not use any proxy card other than the Corporation’s proxy card in soliciting stockholders in connection with the election of a Stockholder Nominee or any nominee of the Board of Directors at the annual meeting; (k) if desired, a Supporting Statement; and (l) in the case of a nomination by a group, the designation by all group members of one group member that is authorized to act on behalf of all group members with respect to matters relating to the nomination, including withdrawal of the nomination;

(3)An executed agreement, in a form deemed satisfactory by the Board of Directors, by the Nominating Stockholder (including each group member): (a) to comply with all applicable laws, rules, and regulations in connection with the nomination, solicitation and election; (b) to file any written solicitation or other communication with the Corporation’s stockholders relating to one or more of the Corporation’s directors or director nominees or any Stockholder Nominee with the SEC, regardless of whether any such filing is required under any rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation; (c) to assume all liability stemming from an action, suit, or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Stockholder or any of its Stockholder Nominees with the Corporation, its stockholders, or any other person in connection with the nomination or election of directors, including, without limitation, the Nomination Notice and the Supporting Statement (as defined below); (d) to indemnify and hold harmless (jointly with all other group members, in the case of a group member) the Corporation and each of its or its affiliates’ directors, officers, and employees individually against any liability, loss, damages, expenses, or other costs (including attorneys’ fees and expenses) incurred in connection with any threatened or pending action, suit, or proceeding, whether legal, administrative, or investigative, against the Corporation or any of its or its affiliates’ directors, officers, or employees arising out of or relating to a failure or alleged failure of the Nominating Stockholder or any of its Stockholder Nominees to comply with, or any breach or alleged breach of, its or their obligations, agreements, or representations under this Section 2.13; and (e) in the event that any information included in the Nomination Notice, or any other communication by the Nominating Stockholder (including with respect to any group member) with the Corporation, its stockholders, or any other person in connection with the nomination or election, ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), or that the Nominating Stockholder (including any group member) has failed to continue to satisfy the eligibility requirements described in Section 2.13(D), to promptly (and in any event within forty-eight (48) hours of discovering such misstatement, omission, or failure) notify the Corporation and any other recipient of such communication of (I) the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission, or (II) such failure; and

(4)An executed agreement, in a form deemed satisfactory by the Board of Directors, by each Stockholder Nominee: (a) to provide to the Corporation such other information and certifications, including, without limitation, completion of the Corporation’s director questionnaire, as it may reasonably request; (b) at the reasonable request of the Board of Directors, to meet with the Board of Directors or any of its members to discuss matters relating to the nomination of such Stockholder Nominee to the Board of Directors, including the information provided by such Stockholder Nominee to the Corporation in connection with such Stockholder Nominee’s nomination and such Stockholder Nominee’s eligibility to serve as a member of the Board of Directors; (c) that such Stockholder Nominee has read and agrees, if elected, to serve as a member of the Board of Directors, to adhere to the Corporation’s Corporate Governance Guidelines, Standards of Business Conduct, Securities Trading Policy and any other Corporation policies and guidelines applicable to directors; and (d) that such Stockholder Nominee is not and will not become a party to (I) any compensatory, payment, or other financial agreement, arrangement, or understanding with any person or entity in connection with such Stockholder Nominee’s nomination, service, or action as a director of the Corporation that has not been disclosed to the Corporation, (II) any agreement, arrangement, or understanding with any person or entity as to how such Stockholder Nominee would vote or act on any issue or question as a director (a “Voting Commitment”) that has not been disclosed to the Corporation or (III) any Voting Commitment that could limit or interfere with such Stockholder Nominee’s ability to comply, if elected as a director of the Corporation, with such Stockholder Nominee’s fiduciary duties under applicable law.

The information and documents required by this Section 2.13(D) to be provided by the Nominating Stockholder shall be: (x) provided with respect to and executed by each group member, in the case of information applicable to group members; and (y) provided with respect to the persons specified in Instruction 1 to Items 6(c) and (d) of Schedule 14N (or any successor item thereto) in the case of a Nominating Stockholder or group member that is an entity. The Nomination Notice shall be deemed submitted on the date on which all the information and documents referred to in this Section 2.13(E) (other than such information and documents contemplated to be provided after the date the Nomination Notice is provided) have been delivered to or, if sent by mail, received by the Secretary of the Corporation.
(F)Review by the Corporation.

(1)Notwithstanding anything to the contrary contained in this Section 2.13, the Corporation may omit from its proxy statement any Stockholder Nominee and any information concerning such Stockholder Nominee (including a Nominating Stockholder’s Supporting Statement) and no vote on such Stockholder Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation), and the Nominating Stockholder may not, after the last day on which a Nomination Notice would be timely, cure in any way any defect preventing the nomination of such Stockholder Nominee, if: (a) the Corporation receives a notice pursuant to Section 2.03 that a stockholder intends to nominate a candidate for director at the annual meeting, whether or not such notice is subsequently withdrawn or made the subject of a settlement with the Corporation; (b) the Nominating Stockholder or the designated lead group member, as applicable, or any qualified representative thereof, does not appear at the meeting of stockholders to present the nomination submitted pursuant to this Section 2.13, the Nominating Stockholder withdraws its nomination or the chair of the meeting declares that such nomination was not made in accordance with the procedures prescribed by this Section 2.13 and shall therefore be disregarded; (c) the Board of Directors determines that such Stockholder Nominee’s nomination or election to the Board of Directors would result in the Corporation violating or failing to be in compliance with these Bylaws, the Certificate of Incorporation or any applicable law, rule, or regulation to which the Corporation is subject, including, without limitation, any rules or regulations of the primary stock exchange on which the Corporation’s shares of capital stock are listed; (d) such Stockholder Nominee was nominated for election to the Board of Directors pursuant to this Section 2.13 at one of the Corporation’s three preceding annual meetings of stockholders and either withdrew or became ineligible or received the affirmative vote of less than 25% of the votes cast in respect of shares present in person or represented by proxy at the meeting and entitled to vote for such Stockholder Nominee; (e) such Stockholder Nominee has been, within the past three years, an officer or director of a competitor of the Corporation, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended (or any successor provision thereto); or (f) the Corporation is notified, or the Board of Directors determines, that the Nominating Stockholder or the Stockholder Nominee has failed to continue to satisfy the eligibility requirements described in Section 2.13(D), any of the representations made in the Nomination Notice ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), such Stockholder Nominee becomes unwilling or unable to serve on the Board of Directors, or any material violation or breach occurs of the obligations, agreements or representations of the Nominating Stockholder or such Stockholder Nominee under this Section 2.13.

(2)Notwithstanding anything to the contrary contained in this Section 2.13, the Corporation may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the Supporting Statement or any other statement in support of a Stockholder Nominee included in the Nomination Notice, if the Board of Directors determines that: (a) such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading; (b) such information includes or constitutes obscenity or directly or indirectly impugns the character, integrity, or personal reputation of, or directly or indirectly makes charges concerning improper, illegal, or immoral conduct or associations, or otherwise constitutes an ad hominem attack, without factual foundation, with respect to, any person; or (c) the inclusion of such information in the proxy statement would otherwise violate the SEC proxy rules or any other applicable law, rule, or regulation.
Notwithstanding anything to the contrary contained in this Section 2.13, the Corporation may solicit against, and include in the proxy statement its own statement relating to, any Stockholder Nominee.

ARTICLE III

Board of Directors

Section 3.01    Powers. Except as otherwise provided by the Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by the DGCL or the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

Section 3.02    Number and Term; Chair. Subject to the Certificate of Incorporation, the number of directors shall be fixed exclusively by resolution of the Board of Directors. Directors shall be elected by the stockholders at their annual meeting, and the term of each director so elected shall be as set forth in the Certificate of Incorporation. Directors need not be stockholders. The Board of Directors shall elect a Chair of the Board, who shall have the powers and perform such duties as provided in these Bylaws and as the Board of Directors may from time to time prescribe. The Chair of the Board shall preside at all meetings of the Board of Directors at which he or she is present. If the Chair of the Board is not present at a meeting of the Board of Directors, the Chief Executive Officer (if the Chief Executive Officer is a director and is not also the Chair of the Board) shall preside at such meeting, and, if the Chief Executive Officer is not present at such meeting or is not a director, a majority of the directors present at such meeting shall elect one (1) of their members to preside.

Section 3.03    Resignations. Any director may resign at any time upon notice given in writing or by electronic transmission to the Board of Directors, the Chair of the Board of Directors, the Chief Executive Officer or the Secretary of the Corporation. The resignation shall take effect at the time specified therein, and if no time is specified, at the time of its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise expressly provided in the resignation.

Section 3.04    Removal. Directors of the Corporation may be removed in the manner provided in the Certificate of Incorporation and applicable law.

Section 3.05    Vacancies and Newly Created Directorships. Except as otherwise provided by law, vacancies occurring in any directorship (whether by death, resignation, retirement, disqualification, removal or other cause) and newly created directorships resulting from any increase in the number of directors shall be filled in accordance with the Certificate of Incorporation.

Section 3.06    Meetings. Regular meetings of the Board of Directors may be held at such places and times as shall be determined from time to time by the Board of Directors. Special meetings of the Board of Directors may be called by the Chief Executive Officer of the Corporation or the Chair of the Board of Directors, and shall be called by the Chief Executive Officer or the Secretary of the Corporation if directed by the Board of Directors and shall be at such places and times as they or he or she shall fix. Notice need not be given of regular meetings of the Board of Directors. At least twenty-four (24) hours before each special meeting of the Board of Directors, either written notice, notice by electronic transmission or oral notice (either in person or by telephone) of the time, date and place of the meeting shall be given to each director. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 3.07    Quorum, Voting and Adjournment. A majority of the total number of directors shall constitute a quorum for the transaction of business. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present thereat may adjourn such meeting to another time and place. Notice of such adjourned meeting need not be given if the time and place of such adjourned meeting are announced at the meeting so adjourned.

Section 3.08    Committees; Committee Rules. The Board of Directors may designate one or more committees, including but not limited to an Audit Committee, a Compensation and Leadership Committee and a Nominating and Corporate Governance Committee, each such committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval or (b) adopting, amending or repealing any Bylaw of the Corporation.

All committees of the Board of Directors shall keep minutes of their meetings and shall report their proceedings to the Board of Directors when requested or required by the Board of Directors. Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present at a meeting of the committee at which a quorum is present. Unless otherwise provided in such a resolution, in the event that a member and that member’s alternate, if alternates are designated by the Board of Directors, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

Section 3.09    Action Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or any committee thereof, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed in the minutes of proceedings of the Board of Directors or any committee thereof. Such filing shall be in paper form if the minutes are maintained in paper form or shall be in electronic form if the minutes are maintained in electronic form.

Section 3.10    Remote Meeting. Unless otherwise restricted by the Certificate of Incorporation, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting by means of conference telephone or other communications equipment in which all persons participating in the meeting can hear each other. Participation in a meeting by means of conference telephone or other communications equipment shall constitute presence in person at such meeting.

Section 3.11    Compensation. The Board of Directors shall have the authority to fix the compensation, including, without limitation, fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.

Section 3.12    Reliance. A member of the Board of Directors, or a member of any committee designated by the Board of Directors shall, in the performance of such person’s duties, be fully protected in relying in good faith upon records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

ARTICLE IV

Officers

Section 4.01    Number. The officers of the Corporation shall include a Chief Executive Officer, a President and a Secretary, each of whom shall be elected by the Board of Directors and who shall hold office for such terms as shall be determined by the Board of Directors and until their successors are elected and qualify or until their earlier resignation or removal. In addition, the Board of Directors may elect a Chief Financial Officer, one or more Vice Presidents, a Treasurer, one or more Assistant Treasurers and one or more Assistant Secretaries who shall hold their respective offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. Any number of offices may be held by the same person.

Section 4.02    Other Officers and Agents. The Board of Directors may appoint such other officers and agents as it deems advisable, who shall hold their office for such terms and shall exercise and perform such powers and duties as shall be determined from time to time by the Board of Directors. The Board of Directors may appoint one or more officers called a Vice Chair, each of whom does not need to be a member of the Board of Directors.

Section 4.03    Chief Executive Officer/President. The Chief Executive Officer, who shall also be the President, subject to the determination of the Board of Directors, shall have general executive charge, management, and control of the properties and operations of the Corporation in the ordinary course of its business, with all such powers with respect to such properties and operations as may be reasonably incident to such responsibilities. If the Board of Directors has not elected a Chair of the Board or in the absence or inability of the director so elected to act as the Chair of the Board, the Chief Executive Officer shall exercise all of the powers and discharge all of the duties of the Chair of the Board, but only if the Chief Executive Officer is a director of the Corporation.

Section 4.04    Chief Financial Officer. The Chief Financial Officer, if one is elected, shall be the principal financial officer of the Corporation and shall be in charge of, and have control over, all financial, accounting and tax matters regarding the Corporation. The Chief Financial Officer shall have such other powers and perform such other duties as shall be assigned by the Chief Executive Officer or the Board of Directors.

Section 4.05    Vice Presidents. Each Vice President, if any are elected, of whom one or more may be designated an Executive Vice President or Senior Vice President, shall have such powers and shall perform such duties as shall be assigned to him or her by the Chief Executive Officer or the Board of Directors.

Section 4.06    Treasurer. The Treasurer shall have custody of the corporate funds, securities, evidences of indebtedness and other valuables of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation. The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors or its designees selected for such purposes. The Treasurer shall disburse the funds of the Corporation, taking proper vouchers therefor. The Treasurer shall render to the Chief Executive Officer, the Chief Financial Officer and the Board of Directors, upon their request, a report of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond for the faithful discharge of his or her duties in such amount and with such surety as the Board of Directors shall prescribe. In addition, the Treasurer shall have such further powers and perform such other duties incident to the office of Treasurer as from time to time are assigned to him or her by the Chief Executive Officer, the Chief Financial Officer or the Board of Directors.

Section 4.07    Secretary. The Secretary shall: (a) cause minutes of all meetings of the stockholders and directors to be recorded and kept properly; (b) cause all notices required by these Bylaws or otherwise to be given properly; (c) see that the minute books, stock books, and other nonfinancial books, records and papers of the Corporation are kept properly; and (d) cause all reports, statements, returns, certificates and other documents to be prepared and filed when and as required. The Secretary shall have such further powers and perform such other duties as prescribed from time to time by the Chief Executive Officer or the Board of Directors.

Section 4.08    Assistant Treasurers and Assistant Secretaries. Each Assistant Treasurer and each Assistant Secretary, if any are elected, shall be vested with all the powers and shall perform all the duties of the Treasurer and Secretary, respectively, in the absence or disability of such officer, unless or until the Chief Executive Officer or the Board of Directors shall otherwise determine. In addition, Assistant Treasurers and Assistant Secretaries shall have such powers and shall perform such duties as shall be assigned to them by the Chief Executive Officer, the Board of Directors, the Treasurer (in the case of Assistant Treasurers) or the Secretary (in the case of Assistant Secretaries).

Section 4.09    Corporate Funds and Checks. The funds of the Corporation shall be kept in such depositories as shall from time to time be prescribed by the Board of Directors or its designees selected for such purposes. All checks or other orders for the payment of money shall be signed by the Chief Executive Officer, the Chief Financial Officer, a Vice President, the Treasurer or the Secretary or such other person or agent as may from time to time be authorized and with such countersignature, if any, as may be required by the Board of Directors.

Section 4.10    Contracts and Other Documents. The Chief Executive Officer, the Chief Financial Officer, each Vice President, the Treasurer or the Secretary, or such other officer or officers as may from time to time be authorized by the Board of Directors or any other committee given specific authority in the premises by the Board of Directors during the intervals between the meetings of the Board of Directors, shall have power to sign and execute on behalf of the Corporation deeds, conveyances and contracts, and any and all other documents requiring execution by the Corporation.

Section 4.11    Ownership of Stock of Another Corporation. Unless otherwise directed by the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, a Vice President, the Treasurer or the Secretary, or such other officer or agent as shall be authorized by the Board of Directors, shall have the power and authority, on behalf of the Corporation, to attend and to vote at any meeting of securityholders of any entity in which the Corporation holds securities or equity interests and may exercise, on behalf of the Corporation, any and all of the rights and powers incident to the ownership of such securities or equity interests at any such meeting, including, without limitation, the authority to execute and deliver proxies and consents on behalf of the Corporation.

Section 4.12    Delegation of Duties. In the absence, disability or refusal of any officer to exercise and perform such officer’s duties, the Board of Directors may delegate to another officer such powers or duties.

Section 4.13    Resignation and Removal. Any officer of the Corporation may be removed from office for or without cause at any time by the Board of Directors. Any officer may resign at any time in the same manner prescribed under Section 3.03 with respect to a director’s resignation.

Section 4.14    Vacancies. The Board of Directors shall have the power to fill vacancies occurring in any office.

ARTICLE V

Stock

Section 5.01    Shares With Certificates. The shares of stock of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock in the Corporation represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by (a) the Chair of the Board of Directors or the Vice Chair of the Board of Directors, or the President or a Vice President, and (b) the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, certifying the number and class of shares of stock of the Corporation owned by such holder. Any or all of the signatures on the certificate may be a facsimile. The Board of Directors shall have the power to appoint one or more transfer agents and/or registrars for the transfer or registration of certificates of stock of any class, and may require stock certificates to be countersigned or registered by one or more of such transfer agents and/or registrars.

Section 5.02    Shares Without Certificates. If the Board of Directors chooses to issue shares of stock without certificates, the Corporation, if required by the DGCL, shall, within a reasonable time after the issue or transfer of shares without certificates, send the stockholder a written statement of the information required by the DGCL. The Corporation may adopt a system of issuance, recordation and transfer of its shares of stock by electronic or other means not involving the issuance of certificates, provided the use of such system by the Corporation is permitted in accordance with applicable law.

Section 5.03    Transfer of Shares. Shares of stock of the Corporation shall be transferable upon its books by the holders thereof, in person or by their duly authorized attorneys or legal representatives, upon surrender to the Corporation by delivery thereof (to the extent evidenced by a physical stock certificate) to the person in charge of the stock and transfer books and ledgers. Certificates representing such shares, if any, shall be cancelled and new certificates, if the shares are to be certificated, shall thereupon be issued. Shares of capital stock of the Corporation that are not represented by a certificate shall be transferred in accordance with applicable law. A record shall be made of each transfer. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented, both the transferor and transferee request the Corporation to do so. The Board of Directors shall have power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

Section 5.04    Lost, Stolen, Destroyed or Mutilated Certificates. A new certificate of stock or uncertificated shares may be issued in the place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed, and the Corporation may, in its discretion, require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond, in such sum as the Corporation may direct, in order to indemnify the Corporation against any claims that may be made against it in connection therewith. A new certificate or uncertificated shares of stock may be issued in the place of any certificate previously issued by the Corporation that has become mutilated upon the surrender by such owner of such mutilated certificate and, if required by the Corporation, the posting of a bond by such owner, in such sum as the Corporation may direct, in order to indemnify the Corporation against any claims that may be made against it in connection therewith.

Section 5.05    List of Stockholders Entitled To Vote. The officer who has charge of the stock ledger shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting at least ten (10) days prior to the meeting (a) on a reasonably accessible electronic network; provided that the information required to gain access to such list is provided with the notice of meeting, or (b) during ordinary business hours at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 5.05 or to vote in person or by proxy at any meeting of stockholders.

Section 5.06    Fixing Date for Determination of Stockholders of Record.

(A)In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(B)In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(C)Unless otherwise restricted by the Certificate of Incorporation, in order that the Corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Unless otherwise restricted by the Certificate of Incorporation, if no record date for determining stockholders entitled to express consent to corporate action in writing without a meeting is fixed by the Board of Directors, (i) when no prior action of the Board of Directors is required by law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, and (ii) if prior action by the Board of Directors is required by law, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

Section 5.07    Registered Stockholders. Prior to the surrender to the Corporation of the certificate or certificates for a share or shares of stock or notification to the Corporation of the transfer of uncertificated shares with a request to record the transfer of such share or shares, the Corporation may treat the registered owner of such share or shares as the person entitled to receive dividends, to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner of such share or shares. To the fullest extent permitted by law, the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

ARTICLE VI

Notice and Waiver of Notice

Section 6.01    Notice. If mailed, notice to stockholders shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the DGCL.

Section 6.02    Waiver of Notice. A written waiver of any notice, signed by a stockholder or director, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting (in person or by remote communication) shall constitute waiver of notice except attendance for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE VII

Indemnification

Section 7.01    Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, agent or trustee or in any other capacity while serving as a director, officer, employee, agent or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including, without limitation, attorneys’ fees and expenses, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 7.03 with respect to proceedings to enforce rights to indemnification or advancement of expenses or with respect to any compulsory counterclaim brought by such indemnitee, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors.

Section 7.02    Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 7.01, an indemnitee shall also have the right to be paid by the Corporation the expenses (including, without limitation, attorney’s fees and expenses) incurred in appearing at, participating in or defending any proceeding in advance of its final disposition or in connection with a proceeding brought to establish or enforce a right to indemnification or advancement of expenses under this Article VII (which shall be governed by Section 7.03 (an “advancement of expenses”); provided, however, that, if required by the Corporation or in the case of an advance made in a proceeding brought to establish or enforce a right to indemnification or advancement, an advancement of expenses incurred by an indemnitee in such indemnitee’s capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall, subject to applicable provisions of the DGCL, be made solely upon delivery to the Corporation of an undertaking (an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “final adjudication”) that such indemnitee is not entitled to be indemnified or entitled to advancement of expenses under Sections 7.01 and 7.02 or otherwise.

Section 7.03    Right of Indemnitee to Bring Suit. If a claim under Section 7.01 or 7.02 is not paid in full by the Corporation within (i) sixty (60) days after a written claim for indemnification has been received by the Corporation or (ii) twenty (20) days after a claim for an advancement of expenses has been received by the Corporation, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim or to obtain advancement of expenses, as applicable. To the fullest extent permitted by law, if successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VII or otherwise shall be on the Corporation.

Section 7.04    Indemnification Not Exclusive. The provision of indemnification to or the advancement of expenses and costs to any indemnitee under this Article VII, or the entitlement of any indemnitee to indemnification or advancement of expenses and costs under this Article VII, shall not limit or restrict in any way the power of the Corporation to indemnify or advance expenses and costs to such indemnitee in any other way permitted by law or be deemed exclusive of, or invalidate, any right to which any indemnitee seeking indemnification or advancement of expenses and costs may be entitled under any law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such indemnitee’s capacity as an officer, director, employee or agent of the Corporation and as to action in any other capacity.

ARTICLE VIII

Miscellaneous

Section 8.01    Electronic Transmission. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient.

Section 8.02    Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

Section 8.03    Fiscal Year. The fiscal year of the Corporation shall end on June 30, or such other day as the Board of Directors may designate.

Section 8.04    Section Headings. Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

Section 8.05    Inconsistent Provisions. In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, the DGCL or any other applicable law, such provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

ARTICLE IX

Amendments

Section 9.01    Amendments. The Board of Directors is authorized to make, repeal, alter, amend and rescind, in whole or in part, these Bylaws without the assent or vote of the stockholders in any manner not inconsistent with the laws of the State of Delaware or the Certificate of Incorporation. Notwithstanding anything to the contrary contained in these Bylaws, the affirmative vote of a majority in voting power of all the then-outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required in order for the stockholders of the Corporation to alter, amend, repeal or rescind, in whole or in part, any provision of these Bylaws (including, without limitation, this Section 9.01) or to adopt any provision inconsistent herewith.
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